                                   Exhibit 2


                        APPLICATION SUPPLEMENT (33106)

[PARAGON
 LIFE INSURANCE
 COMPANY LOGO HERE]

                             APPLICATION SUPPLEMENT
--------------------------------------------------------------------------------
1. Proposed Insured
                      ----------------------------------------------------------
                              Last         First          MI            Maiden
2. Date of Birth    /       /             3.  Sex:    [_]  Male    [_]  Female
                 -------------------------
4. Applicant (if other than proposed insured)
                                              ----------------------------------
                                                  Last         First         MI
5. Owner                      6. Owner Social Security Number    -       -
        ------------------                                    ------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         VARIABLE LIFE INFORMATION (REQUIRED IF APPLYING FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE -
                                      -------------------------------------

  7.  Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers total 100%):
    [_]  Fidelity VIP Money Market Portfolio..............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP High Income Portfolio...............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP Equity-Income Portfolio.............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP Growth Portfolio....................................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP Overseas Portfolio..................................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Investment Grade Bond Portfolio .................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Asset Manager Portfolio .........................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Index 500 Portfolio .............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Contrafund Portfolio ............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Asset Manager: Growth Portfolio..................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Growth & Income Portfolio........................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Balanced Portfolio...............................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Growth Opportunities Portfolio...................................                        %
                                                                                          -----------------------
    [_]  Fidelity VIP II Mid Cap Portfolio................................................                        %
                                                                                          -----------------------

  8.  Suitability Information:
      a. Have you received a prospectus for the policy/certificate applied for? Yes [_] No [_]

                 Date of Prospectus:     /             /
                                   ------------------------
                 Date of any supplement:     /             /
                                        -----------------------
      b. Do you understand that:
           (i) the death benefit and cash surrender value will increase or decrease depending on investment experience, and
           (ii)  there is no guaranteed cash surrender value or minimum death
                 benefit?   [_] Yes   [_] No

      c Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs?
         Yes [_]  No [_]

  9. Signatures:  Dated at                                        on
                            -------------------------------------    -----------------------------------------------------------
                            City,            State              Month                     Day             Year

---------------------------------     --------------------------------------------    ------------------------------------------
Proposed Insured                      Owner (if other than Applicant)                 Applicant (if other than Proposed Insured)

------------------------------------------------------------------------------------------------------------------------------------

This is a part of the application and will be part of the policy/certificate, if one is issued.

                                      1a
33106
(5/99)